Exhibit (a)(27)

DEUTSCHE DWS INCOME TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche DWS Income Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” consisting of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective July 2, 2018, amended and restated the Trust’s Prior Designations, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, at a meeting held on May 15, 2019, the Trustees of DWS Fixed Income Opportunities Fund, a series of the Trust, approved an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of DWS Fixed Income Opportunities Fund to DWS Short Duration Fund, a series of the Trust, in exchange for shares of DWS Short Duration Fund and the assumption by DWS Short Duration Fund of all the liabilities of DWS Fixed Income Opportunities Fund and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of DWS Fixed Income Opportunities Fund in complete liquidation and termination of DWS Fixed Income Opportunities Fund (the “Fixed Income Opportunities Fund Reorganization”);

WHEREAS, the Fixed Income Opportunities Fund Reorganization was completed on August 5, 2019 and DWS Fixed Income Opportunities Fund was liquidated and terminated thereafter;

WHEREAS, at a meeting held on May 15, 2019, the Trustees of DWS Multisector Income Fund, a series of the Trust, approved an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of DWS Multisector Income Fund to DWS Total Return Bond Fund, a series of Deutsche DWS Portfolio Trust, in exchange for shares of DWS Total Return Bond Fund and the assumption by DWS Total Return Bond Fund of all the liabilities of DWS Multisector Income Fund and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of DWS Multisector Income Fund in complete liquidation and termination of DWS Multisector Income Fund (the “Multisector Income Fund Reorganization”); and

WHEREAS, the Multisector Income Fund Reorganization was completed on August 5, 2019 and DWS Multisector Income Fund was liquidated and terminated thereafter.

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NOW, THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.2 and 8.3 of the Declaration, the Trustees of the Trust, effective on the date hereof, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Global High Income Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

DWS GNMA Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS High Income Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS Short Duration Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

DWS Short Duration High Income Fund	Class A
Class R6
Class S
Class T
Institutional Class

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2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this instrument as of this 18th day of September 2019.

/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/ Richard J. Herring	/s/ William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/ Rebecca W. Rimel	/s/ William N. Searcy, Jr.
Rebecca W. Rimel, Trustee	William N. Searcy, Jr., Trustee
/s/ Jean Gleason Stromberg
Jean Gleason Stromberg, Trustee

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